             Exhibit 11 - Computation of Earnings Per Common Share

                  Methode Electronics, Inc. And Subsidiaries


The following table illustrates that the vesting of the unamortized Stock Awards had no material dilutive effect on reported earnings per common share.

                                                                   Year ended April 30
                                                       1996              1995            1994
                                                    ---------------------------------------------
Primary earnings per common share:
 Average common shares outstanding                   34,967,000       34,671,000       34,506,000
 Unamortized Stock Award common
  shares                                                130,000          144,000          152,000
 Shares assumed to be repurchased under
  treasury stock method at average
   market price                                        (100,000)        (126,000)        (111,000)
                                                     ----------       ----------         --------
Total                                                34,997,000       34,689,000       34,547,000
                                                     ==========       ==========       ==========

Net income                                          $32,372,614      $26,121,389      $20,976,427
                                                     ==========       ==========      ===========

Per common share amount                             $       .93      $       .75      $       .61
                                                            ===              ===              ===

Fully diluted earnings per share:
 Average common shares outstanding                   34,967,000       34,671,000       34,506,000
 Unamortized Stock Award common
  shares                                                130,000          144,000          152,000
 Shares assumed to be repurchased under
  treasury stock method at the higher of
  average or year-end market price                      (88,000)        (120,000)         (93,000)
                                                     ----------       ----------        ---------
Total                                                35,009,000       34,695,000       34,565,000
                                                     ==========       ==========       ==========

Net income                                          $32,372,614      $26,121,389      $20,976,427
                                                     ==========       ==========      ===========

Per common share amount                             $       .92      $       .75      $       .61
                                                            ===              ===              ===


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